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Exhibit 21

                  ATLANTA GAS LIGHT COMPANY
       FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1995



                      Subsidiaries of the Registrant



The Company has eight active wholly -- owned subsidiaries, AGL Resources Inc., AGL Energy Services, Inc., AGL Investments, Inc., Georgia Gas Company, Georgia Gas Service Company, Georgia Energy Company and Trustees Investments, Inc., all Georgia corporations and Chattanooga Gas Company, a Tennessee corporation.


Financial statements of the subsidiaries are included in the consolidated financial statements which are a part of the Company's Form 10-K.